Exhibit 99.1

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 6, 2025, Plains GP Holdings, L.P. (“PAGP”, “we”, “us”, “our”, or the “Company”) filed a Current Report on Form 8-K, as amended on a Form 8-K/A filed on January 16, 2026, to report that on October 31, 2025, pursuant to a Purchase and Sale Agreement (the “PSA”) entered into on August 30, 2025 by and among a wholly-owned subsidiary (the “Buyer”) of Plains All American Pipeline, L.P. (“PAA”), and subsidiaries of Diamondback Energy, Inc. and Kinetik Holdings Inc. (collectively, the “Sellers”), the Buyer completed the purchase from Sellers of an aggregate 55% non-operated equity interest in EPIC Crude Holdings, LP (“EPIC Crude Holdings”), the entity that owned and operated the Cactus III Pipeline, formerly known as the EPIC Crude Oil Pipeline (the “Cactus III Pipeline”), and an aggregate 55% of the membership interests in EPIC Crude Holdings GP, LLC (“EPIC GP”), the general partner of EPIC Crude Holdings (the “EPIC 55% Transaction”).

Effective November 1, 2025, in a separate transaction from the EPIC 55% Transaction, the Buyer also completed the purchase of the remaining 45% equity interest in EPIC Crude Holdings and the remaining 45% of the membership interests in EPIC GP from a subsidiary of Ares Management LLC (the “Ares Seller”) pursuant to that certain definitive Equity Purchase Agreement (the “EPA”) among the Buyer and the Ares Seller (the “EPIC 45% Transaction,” and, together with the EPIC 55% Transaction, the “EPIC Transactions”).

As a result of the EPIC Transactions, PAA now indirectly owns 100% of the equity interests in EPIC Crude Holdings and 100% of the membership interests in EPIC GP and serves as operator of record of the Cactus III Pipeline. The EPIC Transactions are being reported in aggregate as a singular transaction (the “Transaction”) for purposes of the unaudited pro forma condensed combined financial information below due to EPIC Crude Holdings being managed by a common management team despite varying equity ownership.

The Transaction is accounted for as a business combination and thus the Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information is based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the Transaction and factually supportable. Certain reclassifications have been made to the historical presentation of EPIC Crude Holdings’ financial statements to conform to our presentation and to the presentation of the unaudited pro forma condensed combined financial information contained herein. See Note 4 for additional information.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the following historical financial statements and accompanying notes of PAGP and EPIC Crude Holdings:

•	audited consolidated financial statements and related notes of PAGP included in PAGP’s Annual Report on Form 10-K for the year ended December 31, 2025;
•	unaudited consolidated financial statements of EPIC Crude Holdings, LP and Subsidiaries as of and for the nine months ended September 30, 2025, filed as Exhibit 99.2 to PAGP’s Form 8-K/A dated January 16, 2026.

The unaudited pro forma condensed combined financial information should also be read together with the accompanying notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma condensed combined financial information, which PAGP believes are reasonable under the circumstances.

The following unaudited pro forma condensed statement of combined continuing operations for the year ended December 31, 2025 has been prepared as if the Transaction described above had taken place on January 1, 2025. Because the results of the Transaction are fully reflected in the audited consolidated balance sheet as of December 31, 2025 included in PAGP’s Annual Report on Form 10-K for the year ended December 31, 2025, no pro forma balance sheet is included herein.

The unaudited pro forma condensed combined financial information was prepared to reflect transaction accounting adjustments that PAGP believes are necessary to present a fair statement of the combined company’s results of operations following the Transaction. They do not reflect any anticipated synergies, integration costs, cost savings, or other potential impacts of combining the businesses. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is based on preliminary estimates and assumptions that are subject to change.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the Transaction occurred at the date assumed (as noted above). The actual results in the periods following the Transaction may differ significantly from those reflected in the unaudited pro forma condensed combined financial information for a number of reasons.

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PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED CONTINUING OPERATIONS

For the Year Ended December 31, 2025
(in millions, except per share data)

	PAGP Historical	EPIC Historical As Adjusted (Note 4)	Pro Forma Adjustments (Note 2)		PAGP Pro Forma Combined
REVENUES	$44,262	$202	$—		$44,464

COSTS AND EXPENSES
Purchases and related costs	40,433	(72)	—		40,361
Field operating costs	1,154	63	—		1,217
General and administrative expenses	348	19	—		367
Depreciation and amortization	953	96	(96	)(a)	1,055
			47	(b)
			55	(b)
Gain on asset sales, net	(54)	—	—		(54)
Total costs and expenses	42,834	106	6		42,946

OPERATING INCOME	1,428	96	(6)		1,518

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	382	—	—		382
Gain on investments in unconsolidated entities, net	31	—	—		31
Interest expense	(467)	(73)	(94	)(c)	(634)
Other income, net	21	—	—		21
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	1,395	23	(100)		1,318
Current income tax expense from continuing operations	(1)	—	—		(1)
Deferred income tax expense from continuing operations	(91)	—	5	(d)	(86)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	1,303	23	(95)		1,231
Net income attributable to noncontrolling interests from continuing operations	(1,151)	—	55	(e)	(1,096)
NET INCOME ATTRIBUTABLE TO PAGP FROM CONTINUING OPERATIONS	$152	$23	$(40)		$135

NET INCOME PER CLASS A SHARE:
Basic and diluted weighted average Class A shares outstanding	198				198
Basic and diluted net income per Class A share from continuing operations	$0.77				$0.68

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Financial Information.

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PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X (“Article 11”). The unaudited pro forma condensed combined financial information includes adjustments that depict the accounting for the Transaction using Transaction Accounting Adjustments (as defined in Article 11). Adjustments depicting synergies and dis-synergies of the Transaction (“Management Adjustments”) are not presented herein.

The unaudited pro forma condensed combined financial information and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions that management believes are factually supportable; therefore, actual results could differ materially from the unaudited pro forma condensed combined financial information. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the Transaction noted herein. We believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 - Pro Forma Adjustments

(a)	Reflects the elimination of EPIC Crude Holdings’ historical depreciation and amortization of $96 million for the year ended December 31, 2025.

(b)	Reflects the depreciation on the acquired property and equipment under the straight-line method of depreciation over a blended average useful life of 47 years resulting in incremental depreciation expense of $47 million for the year ended December 31, 2025. Also reflects the incremental amortization of the intangible assets under the declining balance method resulting in incremental amortization expense of $55 million for the year ended December 31, 2025.

(c)	Represents the interest expense on the $1,901 million of financing as if such financing was obtained on or prior to January 1, 2025, and was outstanding for the entire year ended December 31, 2025. The interest rate assumed for purposes of preparing this unaudited pro forma condensed combined financial information was based off the one-month SOFR plus 1.125% as of the Closing Date. The amortization of debt issuance costs is not considered material to the unaudited pro forma condensed combined financial information.

(d)	Represents the impact on PAGP’s Deferred income tax expense as a result of EPIC Crude Holdings’ historical operations and the transaction accounting adjustments. The income tax expense was calculated based on PAGP’s statutory rate in effect during the year ended December 31, 2025.

(e)	Reflects the allocation of Net income attributable to noncontrolling interests from continuing operations for the year ended December 31, 2025.

Note 3 - Pro Forma Net Income Per Class A Share

Pro forma basic and diluted net income per Class A share is determined by dividing the pro forma net income attributable to PAGP by the basic and diluted weighted average number of Class A shares outstanding during the applicable periods. The Transaction did not involve the issuance or redemption of securities.

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PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table sets forth the computation of basic and diluted net income per Class A share for the year ended December 31, 2025.

	Year Ended
	December 31, 2025
	PAGP Historical	Pro Forma
Basic and Diluted Net Income from Continuing Operations per Class A Share

Net income from continuing operations attributable to Class A shareholders - Basic and diluted	$152	$135

Basic and diluted weighted average Class A shares outstanding	198	198

Basic and diluted net income from continuing operations per Class A share	$0.77	$0.68

Note 4 - Reclassification of EPIC Crude Holdings’ Historical Financial Statements

Reclassification adjustments were made to EPIC Crude Holdings’ historical statements of operations for the nine months ended September 30, 2025 and for the period from October 1, 2025 to November 6, 2025. Certain income statement line items presented by EPIC Crude Holdings under GAAP have been reclassified to align with the presentation used by PAGP under GAAP. In addition, EPIC Crude Holdings’ historical presentation of margin related to inventory exchanges has been conformed to PAGP’s accounting policy, which results in a reclassification from Revenue to Purchases and related costs. The amount of reclassification was $125 million for the year ended December 31, 2025. These reclassification adjustments are shown in the table below:

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PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

EPIC CRUDE HOLDINGS, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025 and the Period from October 1, 2025 to November 6, 2025
(in millions)

	EPIC Historical for the Nine Months Ended September 30, 2025	EPIC Historical for the Period from October 1, 2025 to November 6, 2025	Reclassification Adjustments	EPIC Historical As Adjusted
	(unaudited)	(unaudited)
REVENUE	$295	$32	$(125)	$202

EXPENSES
Cost of goods sold	46	7	(53)	—
Operations and maintenance	57	6	(63)	—
Depreciation and amortization	86	10	—	96
General and administrative	17	2	(19)	—
Purchases and related costs	—	—	(72)	(72)
Field operating costs	—	—	63	63
General and administrative expenses	—	—	19	19
	206	25	(125)	106

INCOME FROM OPERATIONS	89	7	—	96

OTHER INCOME (EXPENSE)
Interest expense	(67)	(6)	—	(73)

INCOME BEFORE TAXES	22	1	—	23

NET INCOME	$22	$1	$—	$23

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